EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT dated July 29, 1991 by and between JEAN PHILIPPE FRAGRANCES, INC., a Delaware corporation having its principal place of business at 551 Fifth Avenue, New York, New York 10176 (the "Employer"), and PHILIPPE BENACIN, an individual having a place of business at 90 Rue de Miromesnil, 75008 Paris, France (the "Employee").

WITNESSETH:

WHEREAS, the Employer desires to retain the services of the Employee upon the terms and conditions stated herein; and

WHEREAS, the Employee desires to be employed by the Employer upon the terms and conditions stated herein.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

1. Employment Term. The Employer hereby employs the Employee, and the Employee hereby agrees to serve, as Vice Chairman of the Board of Directors of the Employer, as well as President and Chief Executive Officer of the Employer's subsidiary, Inter Parfums, S.A. ("Parfums"), and any subsidiaries of Parfums, for a period from the date hereof through September 2, 1992 (the "Original Term"). This Agreement shall continue in effect for annual renewal periods subsequent to the Original Term, provided that this Agreement may be cancelled effective at the end of either the Original Term or any annual renewal period subsequent to the Original

Term, by either party by giving notice to the other delivered at least 120 days before the end of such period.

2. Duties. The Employee's executive duties shall involve the supervision and operation of Parfums' and its subsidiaries' businesses and such other executive duties with respect to the Employer's business and the foregoing businesses as may be determined by the Board of Directors of the Employer. The Employee shall devote all of his working time, attention and energies to the businesses described above, but shall not be precluded from engaging in other activities or investments that do not affect his required attention to such businesses.

3. Compensation. (a) For the performance of all of the services to be rendered hereunder, the Employer shall pay to the Employee a base salary, during the Original Term and during any annual renewal period subsequent to the Original Term while this Agreement remains in effect, at the rate of 600,000ff per annum, subject to such increases from time to time as may be approved by the Board of Directors of the Employer.

(b) Throughout the Original Term, the Employer shall pay the sum of 5,000ff per month for suitable lodging for the Employee, and shall pay such reasonable increased amount as may be necessary thereafter, for the balance of the term of this Agreement.

(c) All payments to be made to the Employee pursuant to this Agreement shall be made by Parfums and not by the Employer.

4. Bonus. Payment of a bonus shall be left to the discretion of the Employer's Board of Directors.

5. Reimbursement of Expenses. The Employee shall be entitled to reimbursement for all reasonable actual out-of-pocket business related expenses incurred by him which shall be substantiated. Further, the Employee shall be entitled to a non-accountable expense allowance not to exceed 1,200ff per week throughout the term of this Agreement.

6. Reimbursement for Automobile. The Employee shall be entitled to reimbursement for all reasonable actual out-of-pocket business related costs directly associated with the acquisition, operation and maintenance of his automobile, including but not limited to parking and fuel.

7. Insurance; Legal Expenses. (a) The Employee shall be provided indemnification insurance for acts committed within the scope of employment, if available.

(b) In addition to any right of indemnification that the Employee has or may have pursuant to applicable law or the certificate of incorporation or by-laws of the Employer, the Employer agrees to pay and advance all expenses incurred or to be incurred by the Employee, including reasonable attorneys' fees and disbursements, in connection with the defense by the Employee of any and all litigation or adversary proceedings commenced during the term of this Agreement, unless otherwise prohibited by law. Notwithstanding the foregoing, in the event that a court of competent jurisdiction has found that the Employee has committed fraud with respect to the Employer or any other intentional tort wherein the Employee has procured a pecuniary benefit at the expense of the Employer, then this subparagraph 7(b) shall be void, and the Employee shall reimburse the Employer for all expenses advanced hereunder.

8. Disability. (a) In the event the Employee should die or become permanently disabled (as that term is hereinafter defined), his employment shall terminate immediately; provided, however, that the Corporation shall continue to pay the annual base salary of the Employee provided for in Paragraph 3 hereof on a monthly basis for twelve (12) months to the Employee or, in the event of his death, to his spouse, or if she should predecease him, to his estate.

(b) For purposes of this paragraph, the term "permanently disabled" shall mean the Employee's inability to perform the duties required to be performed hereunder for a period of 90 days within any 365-day period.

9. Discharge.

(a) Employee may not be discharged except for cause. In the event of a dismissal for cause, Employee shall be entitled to a statement setting forth the nature of the cause alleged and the facts which constitute such cause.

(b) For purposes of this paragraph, the term "cause" shall mean a breach of the Employee's fiduciary obligation to the Employer.

10. Covenant Not To Compete.

(a) The Employee covenants and agrees that, during the term of this Agreement and until one (1) year after the termination of his employment with the Employer, he shall not directly or indirectly:

(i) Compete with or be engaged in the same business as the Employer or any parent, subsidiary or affiliate of the Employer, or be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any business or organization which,

at the time of such termination, directly or indirectly competes with or is engaged in the same business as the Employer, or any parent, subsidiary or affiliate of the Employer, within a ten (10) mile radius of any office maintained by the Employer or any parent, subsidiary or affiliate of the Employer, except that, in each case, the provisions of this paragraph will not be deemed breached merely because the Employee owns no more than five (5%) percent of the outstanding common stock of a corporation, if, at the time of its acquisition by the Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market; or

(ii) solicit, in connection with the same business as the Employer or any parent, subsidiary or affiliate of the Employer, any customer of the Employer or any parent, subsidiary or affiliate of the Employer who was at any time during the term of this Agreement a customer of the Employer or any parent, subsidiary or affiliate of the Employer.

(b) Notwithstanding anything to the contrary, in the event that the Employer terminates this Agreement in accordance with the terms of Paragraph 1 hereof, then the terms of this Paragraph 10 shall be of no force or effect.

(c) If any term of this Paragraph 10 is found by any court having jurisdiction to be too broad in scope or duration, such term shall nevertheless remain effective, but shall be considered amended (as to the time or area or otherwise, as the

case may be) to the extent considered by said court as reasonable and, as so amended, shall be fully enforceable.

11. No Waiver. The failure of any of the parties hereto to enforce any provision hereof or the waiver of any breach of any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision hereof.

12. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the parties hereto.

13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York, without regard to the conflicts of law rules thereof.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

15. Attorneys' Fees. In the event that litigation should arise pertaining to this Agreement or any provision hereof, the party which shall prevail in such litigation shall be entitled to receive its reasonable attorneys' fees resulting therefrom.

16. Assignment and Delegation of Duties. This Agreement may not be assigned by the parties hereto. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.

17. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

18. Notices. Any notice under the provisions of this Agreement shall be given by registered or certified mail, return receipt requested, or by telecopier, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this paragraph.

19. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

20. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

JEAN PHILIPPE FRAGRANCES, INC.

By: ______________________________
Jean Madar, President

____
PHILIPPE BENACIN